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                                                                   EXHIBIT 10.21

                           STOCK FORFEITURE AGREEMENT


         AGREEMENT made as of this ______ day of __________, 2003 by and between Integrated Alarm Services Group, Inc., a Delaware corporations, located at One Capital Center, 99 Pine Street 5th Floor, Albany, New York, 12207 (the "Corporation"), and Timothy M. McGinn, David L. Smith, Thomas J. Few, Sr., Curtis E. Quady, Duane J. Plowman, Jill C. Quady, Lisa M. Fischer, David L. Speed, Vincent M. Erickson, Raymond J. Menard, (collectively the "Stockholders").

                  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement.

                  In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:


         A. RESTRICTED SHARES

         1. Shares. The Stockholders agree to subject that number of shares of the Company's common stock opposite their names on Schedule 1 attached hereto, of which they currently own, to the risk of forfeiture in favor of the Company (the "Restricted Shares").

                  2. Stockholder Rights. Until such time as the Restricted Shares are either forfeited pursuant to the terms herein, or are released from the risk of forfeiture, the Stockholders (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Restricted Shares.

         B.       SECURITIES LAW COMPLIANCE

                  1. Restrictive Legends. The stock certificates for the Restricted Shares shall be endorsed with the following restrictive legends:

                           "The shares represented by this certificate are subject to certain forfeiture provisions in favor of the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ___________, 2003, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

         C.       TRANSFER RESTRICTIONS

                  1. Restriction on Transfer. Except for (i) a gratuitous transfer of the Restricted Shares, provided and only if Stockholder obtains the Corporation's prior written consent to such transfer, or (ii) a transfer of title to the Restricted Shares effected pursuant to the Stockholders' will


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or the laws of intestate succession following the Stockholder's death (each a
"Permitted Transfer"), Stockholder shall not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares which are subject to forfeiture.

                  2. Transferee Obligations. Each person (other than the Corporation) to whom the Restricted Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement.

                  3. Termination of Forfeiture Requirements. The risk of forfeiture shall terminate and cease with respect to the Restricted Shares (see
Schedule 1, hereto) pursuant to certain pre-determined Net Income hurdles. For purposes of this paragraph 3, Net Income shall have the meaning ascribed to it under GAAP, as further amended by adding back to Net Income any expenses associated with the early termination of debt or other costs directly attributable to the Corporation's IPO. The risk of forfeiture as to the Restricted Shares shall be determined as follows:

                           (i)      2003:
                               a. Should the Corporation earn $10 million in Net Income, then the risk of forfeiture shall terminate completely as to 30% of the Restricted Shares (the "2003 Shares").
                               b. Should the Corporation earn $9 million in Net Income, then the risk of forfeiture shall terminate completely as to 75% of the 2003 Shares.
                               c. Should the Corporation earn $8 million in Net Income, then the risk of forfeiture shall terminate completely as to 50% of the 2003 Shares.

                           (ii)     2004:
                               a. Should the Corporation earn $20 million in Net Income, then the risk of forfeiture shall terminate completely as to 30% of the
                                    Restricted Shares (the "2004 Shares").
                               b.   Should the Corporation earn $18 million in
                                    Net Income, then the risk of forfeiture
                                    shall terminate completely as to 75% of the 2004 Shares.
                               c. Should the Corporation earn $16 million in Net Income, then the risk of forfeiture shall terminate completely as to 50% of the 2004 Shares.

                           (iii)    2005:
                               a. Should the corporation earn $26 million in Net Income, then the risk of forfeiture shall terminate completely as to 40% of the
                                    Restricted Shares (the "2005 Shares").
                               b.   Should the Corporation earn $23 million in
                                    Net Income, then the risk of forfeiture
                                    shall terminate completely as to 75% of the 2005 Shares.


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                               c.   Should the Corporation earn $10.8 million in
                                    Net Income, then the risk of forfeiture
                                    shall terminate completely as to 50% of the 2005 Shares.

                           (iv) Any Restricted Shares not released from the risk of forfeiture in each of 2003, 2004 or 2005, will not be forfeited until, or shortly after, December 31, 2005 since the Net Income hurdles set forth in this paragraph 3 will be viewed as cumulative. By way of example, if cumulative Net Income for 2003 and 2004 is greater than $30 million, then the risk of forfeiture shall terminate completely as to 60% of the Restricted Shares. Likewise, if cumulative Net Income for 2005 exceeds $56 million, then the risk of forfeiture shall completely terminate as to 100% of the Restricted Shares.

                  4. Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Restricted Shares shall be immediately subject to forfeiture hereunder, but only to the extent the Restricted Shares are at the time covered by such provisions. Appropriate adjustments to reflect such distribution shall be made to the number of Restricted Shares subject to this Agreement.

                  5. Corporate Transaction.

                           (a) The risk of forfeiture hereunder shall automatically terminate in its entirety, and all the Restricted Shares shall be free from restriction hereunder immediately prior to the consummation of:

                                    (i) a merger or consolidation in which
         securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                                    (ii) the sale, transfer or other disposition
         of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation any Corporate Transaction except to the extent the forfeiture provisions hereunder are to be assigned to the successor entity in such transaction (either (i) or (ii) a "Corporate Transaction").

                           (b) To the extent the forfeiture provisions remains in effect following a Corporate Transaction, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Restricted Shares in consummation of the Corporate Transaction, but only to the extent the Restricted Shares are at the time covered by such right. The new securities or other property (including any cash payments) issued or distributed with respect to the Restricted Shares in consummation of the Corporate Transaction.


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         D. GENERAL PROVISIONS

                  1. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

                  2. No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                  3. Cancellation of Shares. If any of the Restricted Shares are forfeited in accordance with the provisions of this Agreement, then from and after such time, the Stockholder shall no longer have any rights as a holder of such shares and the Corporation shall be deemed the owner and holder of such shares, whether or not the applicable certificates are delivered as required by this Agreement.

         E. MISCELLANEOUS PROVISIONS

                  1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without resort to that State's conflict-of-laws rules.

                  2. Stockholder Undertaking. Stockholder hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Stockholder or the Restricted Shares pursuant to the provisions of this Agreement.

                  3. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

                  4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument


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                  5. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon the Stockholder, Stockholder's assigns and the legal representatives, heirs and legatees of Stockholder's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                      INTEGRATED ALARM SERVICES GROUP, INC.


                                      By: _____________________________________

                                      Title: __________________________________



____________________________
Timothy M. McGinn

____________________________
Address



____________________________
David L. Smith

____________________________
Address



____________________________
Thomas J. Few, Sr.

____________________________
Address



____________________________
Curtis E. Quady

____________________________
Address



____________________________
Duane J. Plowman

____________________________
Address



____________________________
Jill C. Quady

____________________________
Address



____________________________
Lisa M. Fischer

____________________________
Address



____________________________
David L. Speed

____________________________
Address



____________________________
Vincent M. Erickson

____________________________
Address



____________________________
Raymond J. Menard

____________________________
Address





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                                   Schedule 1
                                   ----------

                               Restricted Shares

Name                                               Number of Restricted Shares
----                                               ---------------------------

Timothy M. McGinn                                  159,037

David L. Smith                                     159,036

Thomas J. Few, Sr.                                 114,199

Curtis E. Quady                                    11,663

Duane J. Plowman                                   3,202

Jill C. Quady                                      2,228

Lisa M. Fischer                                    2,228

Ray Menard                                         1,623

David L. Speed                                     1,113

Vincent M. Erickson                                216


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                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED _____________ hereby sell(s), assign(s) and transfer(s) unto Integrated Alarm Services Group, Inc. (the "Corporation"), _____________ (_______) shares of the common stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ____________ herewith and do(es) hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:____________


                                                _______________________________
                                                Signature




Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise its right to foreclose on Restricted Shares that become subject to forfeiture without requiring additional signatures by the part of the Stockholder.